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                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 1, 1998 (June 10, 1998)


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                        GRANITE BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                        0-19728                13-3458782
(State or other jurisdiction            (Commission            (IRS Employer
 of incorporation)                      File Number)         Identification No.)


                          767 Third Avenue, 34th Floor
                            New York, New York 10017
                                 (212) 826-2530
 (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)




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                    Item 1. Changes in Control of Registrant

                                 Not Applicable


                          Item 2. Acquisition of Assets

                                 Not Applicable


                       Item 3. Bankruptcy or Receivership

                                 Not Applicable


             Item 4. Changes in Registrant's Certifying Accountants

                                 Not Applicable


                              Item 5. Other Events

         Granite Broadcasting Corporation ("Granite") entered into definite agreements with The Michael Lincoln Charitable Remainder Unitrust and The James
J. Gabbert Charitable Remainder Unitrust, each dated as of June 26, 1998, to acquire 49% of the outstanding stock of Pacific FM Incorporated ("Pacific"), the owner of KOFY-TV, the WB affiliated station serving the San Francisco-Oakland-San Jose California television market ("KOFY"). Granite previously entered into a definitive agreement with Pacific, James J. Gabbert and Michael P. Lincoln to acquire the other 51% of the outstanding stock of Pacific. The total purchase price of all the stock of Pacific will be $143.8 million in cash, subject to certain adjustments. In addition, the Company will pay $30.0 million to the principal shareholders of Pacific for a covenant not to compete in the San Francisco-Oakland-San Jose television market for a period of five years from the closing of Granite's acquisition of KOFY. Copies of the agreements with The Michael Lincoln Charitable Remainder Unitrust and The James
J. Gabbert Charitable Remainder Unitrust are attached hereto as Exhibits 2.3 and 2.4, respectively, and are hereby incorporated by reference herein.

         The consummation of the KOFY acquisition is contingent on, among other things, approval by the Federal Communications Commission ("FCC") and other customary closing conditions. On June 24, 1998, Granite received an initial order from the FCC granting the transfer of control of Pacific to Granite. In so doing, the FCC granted a temporary waiver of the FCC's duopoly rules permitting Granite's common ownership of both KOFY and KNTV, the ABC station serving the San Jose, California television market, provided that Granite files an application with the FCC to bring it into



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compliance with the FCC's duopoly rules within nine months of the acquistion of
KOFY. The acquisition of KOFY is expected to be completed early in the third quarter of 1998.

         Granite previously announced that on February 19, 1998, Granite and certain of Granite's subsidiaries entered into a definitive agreement with Freedom Communications, Inc. ("Freedom") to sell the assets of WWMT-TV, the CBS affiliated station serving the Grand Rapids-Kalamazoo-Battle Creek, Michigan television market ("WWMT") and WLAJ-TV, the ABC affiliated station serving the Lansing, Michigan television market ("WLAJ") for $170.0 million in the aggregate. On June 30, 1998, the FCC order granting its consent to the assignment of WWMT from Granite to Freedom became final. In addition, on June 24, 1998, the FCC granted an initial order approving the sale of WLAJ to Freedom. The disposition of WWMT and WLAJ is expected to be completed early in the third quarter of 1998.

         On June 10, 1998, Granite entered into a new credit agreement (the "Credit Agreement") which provides for a senior secured revolving credit facility of $260,000,000 and borrowings of up to $240,000,000 on an uncommitted basis. The Credit Agreement will be used for acquisitions and other corporate purposes. A copy of the Credit Agreement is attached hereto as Exhibit 4.35 and is hereby incorporated by reference herein.




                  Item 6. Resignation of Registrant's Directors

                                 Not Applicable


                    Item 7. Financial Statements and Exhibits

         C.       Exhibits.


                  2.3 Stock Purchase Agreement, dated as of June 26, 1998, between Granite Broadcasting Corporation and The James J. Gabbert Charitable Remainder Unitrust.


                  2.4 Stock Purchase Agreement, dated as of June 26, 1998, between Granite Broadcasting Corporation and The Michael Lincoln Charitable Remainder Unitrust.



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                  4.35        Fourth Amended and Restated Credit Agreement,
                              dated as of June 10, 1998, among Granite
                              Broadcasting Corporation, as Borrower, the Lenders listed therein, Bankers Trust Company, as Administrative Agent, The Bank of New York, as Documentation Agent, and Goldman Sachs Credit Partners L.P., Union Bank of California, N.A., and ABN AMRO Bank N.V., as Co-Agents.


                        Item 8. Change in Financial Year

                                 Not Applicable

           Item 9. Sales of Equity Securities Pursuant to Regulation S

                                 Not Applicable



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    GRANITE BROADCASTING CORPORATION



Dated:  July 1, 1998       By:  /s/ Lawrence I. Wills
                               -----------------------
                                    Name:  Lawrence I. Wills
                                    Its:   Vice President - Finance and
                                           Controller




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                                  EXHIBIT INDEX


2.3 Stock Purchase Agreement, dated as of June 26, 1998, between Granite Broadcasting Corporation and The James J. Gabbert Charitable Remainder Unitrust.

2.4 Stock Purchase Agreement, dated as of June 26, 1998, between Granite Broadcasting Corporation and The Michael Lincoln Charitable Remainder Unitrust.

4.35 Fourth Amended and Restated Credit Agreement, dated as of June 10, 1998, among Granite Broadcasting Corporation, as Borrower, the Lenders listed therein, Bankers Trust Company, as Administrative Agent, The Bank of New York as Documentation Agent, and Goldman Sachs Credit Partners L.P., Union Bank of California, N.A., and ABN AMRO Bank N.V., as Co-Agents.